Exhibit 21

           DIRECT AND INDIRECT SUBSIDIARIES OF WATTS INDUSTRIES, INC.
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DOMESTIC:

Watts Investment Company [Delaware]
Watts international Sales Corp [Massachusetts]
Watts Finance Company [Delaware]
Webster Investment Company [Delaware]
Watts Regulator Company [Massachusetts]
Watts Securities Corp. [Massachusetts]
Rudolph Labranche, Inc. [New Hampshire]
Watts Drainage Products, Inc. [Delaware]
Anderson-Barrows Metals Corp. [California]
Webster Valve, Inc. [New Hampshire]
Jameco Industries, Inc. [New York]
Ames Holdings, Inc. [Delaware]
Watts Heatway Inc. [Delaware]
Spacemaker Inc. [California]

INTERNATIONAL:

Watts Industries (Canada) Inc. [Canada]
Watts Investment Company Canada Ltd. [Canada]
Watts Cazzaniga S.p.A. [Italy]
Cazzaniga Immobiliare S.r.l. [Italy]
Idronica Line S.r.l. [Italy]
Watts Industries Europe BV [The Netherlands]
Watts Industries France SA [France]
Watts Industries Europe GmbH [Germany]
Wattsco International [U.S. Virgin Islands]
Watts Ocean BV [The Netherlands]
Watts Eurotherm SA [France]
Watts U.K. Ltd [United Kingdom]
Watts G.R.C.  SA [Spain]
Watts Intermes AG [Switzerland]
Watts Intermes GmbH [Austria]
Watts Italy Holdings S.p.A. [Italy] [formerly Watts Intermes S.p.A.] Watts Europe Services BV [The Netherlands]
Watts M.T.R. GmbH  [Germany]
Anderson Barrows BV [The Netherlands]
BV Philabel [The Netherlands]
Watts AG [Switzerland]
Watts Ocean NV [Belgium]